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Exhibit 99.1

PROXY

SPS Technologies, Inc.
Two Pitcairn Place, Suite 200
165 Township Line Road
Jenkintown, Pennsylvania 19046

Special Meeting of Shareholders to be held on [    •    ], [    •    ], 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints John S. Thompson, William M. Shockley and James D. Dee, and each of them, as proxies (the "Proxies") of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $.50 per share, of SPS Technologies, Inc., held of record by the undersigned as of the close of business on [    •    ], 2003, at the Special Meeting of Shareholders (the "Special Meeting") to be held at [    •    ], on [    •    ], [    •    ], 2003, at [    •    ] a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the proposals set forth on the reverse side hereof. In their discretion, the Proxies are each authorized to vote upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

PLEASE VOTE USING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY.

[X]
PLEASE MARK VOTES
AS IN THIS EXAMPLE

		FOR	AGAINST	ABSTAIN

1.	To adopt and approve the Agreement and Plan of Merger, dated as of August 16, 2003, by and among SPS Technologies, Inc. ("SPS"), Precision Castparts Corp. ("PCC") and Star Acquisition, LLC ("Star Acquisition"), a wholly-owned subsidiary of PCC, which provides for the merger of SPS with and into Star Acquisition, with Star Acquisition being the surviving entity.	☐	☐	☐
2.
	To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement thereof, to approve proposal 1 above.	☐	☐	☐
3.	To consider and act upon any other business as may properly come before the Special Meeting and any adjournments or postponements of that meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

Please be sure to sign and date this proxy.

Date:
Shareholder(s) signature(s):

Please sign name exactly as shown hereon. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

^ Detach here from proxy voting card. ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to the Special Meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
1-800-      -

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

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  Exhibit 99.1